Exhibit 10.13

AMENDMENT TO THE SERIES A PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of August 27, 2019, is by and among Movano Inc. (f/k/a Maestro Sensors Inc.), a Delaware corporation (the “Company”), and the other Persons party hereto. Capitalized terms used, but not defined, herein shall have the same respective meanings ascribed to such terms in the Series A Purchase Agreement (as defined below).

RECITALS

WHEREAS, on March 14, 2018, the Company and certain purchasers of Series A Preferred Stock of the Company (“Series A Preferred”) entered into a Securities Purchase Agreement (as amended from time to time, including as amended by the Consent and Amendment Agreement referenced below, the “Series A Purchase Agreement”).

WHEREAS, On March 6, 2019, the Company and certain holders of Series A Preferred entered into a Consent and Amendment Agreement, which made certain amendments to and waived certain provisions of the Series A Purchase Agreement.

NOW, THEREFORE, the Series A Purchase Agreement is amended as follows:

1.  Section 4(p) of the Series A Purchase Agreement is amended and restated in its entirety as follows:

(p) Board of Directors; Size. On the Initial Closing Date, the Company shall have a board of directors of two persons, Michael Leabman and Emily Wang Fairbairn (“Fairbairn”). Unless otherwise agreed by LVP: (i) no later than six (6) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least three persons and at least two members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2); (ii) no later than nine (9) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least four persons and at least three members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2), and the board of directors and committees thereof shall conform to the requirements of Nasdaq Listing Rule 5605 applicable to smaller reporting companies (without regard to the cure periods and phase-ins permitted under Rule 5605); and (iii) no later than twelve (12) months after the Initial Closing Date, so long as any Shares are outstanding and have not been converted to Conversion Shares, and continuing thereafter subject only to the Grace Period, the Company shall have a board of directors of at least five persons and at least three members of the board of directors shall be independent pursuant to Nasdaq Listing Rule 5605(a)(2), and the board of directors and committees thereof shall conform to the requirements of Nasdaq Listing Rule 5605 applicable to smaller reporting companies (without regard to the cure periods and phase-ins permitted under Rule 5605). In the event that the Company fails to meet any of the board constitution requirements set forth above due to the death, disability or resignation of a sitting director, the Company shall have 30 days to come into compliance with such requirement provided that during such period the Company uses its reasonable best efforts to come into compliance with such requirement as promptly as practicable (“Grace Period”). So long as the Shares are outstanding, all persons appointed to the board of directors shall require the written consent of either LVP or the Required Buyers.

2.  Section 4(s) of the Series A Purchase Agreement is amended and restated in its entirety as follows:

(s) Independent Accountants. After the Initial Closing Date, the Company have an independent certified public accounting firm, which firm is actively registered with the PCAOB, engaged at all times; provided that if the Company fails to maintain such engagement at any time due to the resignation of its then current accounting firm the Company shall have 30 days to come into compliance with such requirement provided that during such period the Company uses its reasonable best efforts to come into compliance with such requirement as promptly as practicable. The Company shall cause such accounting firm to prepare and deliver to the Buyers on or before a date acceptable to LVP an audit of the Company’s financial statements for the year ended December 31, 2018, with such audit in form and substance as would be necessary and sufficient to meet the filing requirements of a registration statement on Form S-1 filed under the 1933 Act. Unless LVP has delivered a notice to the Company establishing a specific acceptable date, if the Company is not in breach of Section 4(v) of this Agreement the Company will be deemed not in breach of this Section 4(s). Any notice from LVP of a specific acceptable date must be given by LVP in good faith, and provide for a reasonable time after such notice to satisfy the requirements of this Section 4(s).

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MOVANO INC,
a Delaware corporation

By:
Michael Leabman, Chief Executive Officer

[Signature Page to Consent and Amendment Agreement]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

For Individual Investors:

Print Name:

Signature:

[Signature Page to Consent and Amendment Agreement]